EXHIBIT 99.23

                    WAIVER AND AMENDMENT OF THIRD AMENDED AND
                     RESTATED REGISTRATION RIGHTS AGREEMENT

     This Waiver and Amendment of Third Amended and Restated Registration Rights Agreement (the "Waiver") is made as of March 7, 2007, among North American Technologies Group, Inc., a Delaware corporation (the "Company"), and the stockholders listed on the signature page hereto (each individually a "Stockholder" and collectively the "Stockholders").

                                    RECITALS

     WHEREAS, the Stockholders or their affiliates have acquired either shares of the Company's common stock, par value $.001 per share (the "Common Stock"), or securities convertible into shares of Common Stock (collectively, the "Shares"), from the Company;

     WHEREAS, in order to induce the Stockholders or their affiliates to acquire the Shares, the Company has agreed to provide the Stockholders with certain rights to register the sale of the Shares with the Securities and Exchange Commission ("SEC") as provided in that certain Third Amended and Restated Registration Rights Agreement (the "RRA") among the Company and the Stockholders (capitalized terms used but not defined herein have the meanings ascribed to them in the RRA); and

     WHEREAS, in order to enable the Company to obtain financing in the amount of at least $11.6 million (the "Financing") and to grant to the lender in the Financing a prior right to register the shares of Common Stock or securities convertible into shares of Common Stock received by it in the Financing (the "Lender Securities"), the Stockholders have agreed not to exercise certain of their registration rights under the RRA for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Stockholders and the Company hereby agree as follows:

     1. AMENDMENT AND WAIVER. In accordance with the provisions of Section 10(c) of the RRA, each of the Company, the Initiating Holders, and the holders of a majority of the Registrable Securities hereby evidence their agreement and consent to the waiver of their rights under, and the amendment of, the RRA in the following respects:

     (a) The Stockholders agree not to exercise any of their rights under
Section 1 of the RRA for a two year period beginning upon the consummation of the Financing and ending on the second anniversary of such date; provided, however, such period shall terminate in any event no later than October 31, 2009 (the "Restricted Period").

     (b) Section 2(e) of the RRA shall be amended to provide that, during the Restricted Period, if the Company has previously filed a registration statement with respect to the Lender Securities, and if such registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any


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holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration; and

     (c) Section 8 of the RRA shall be amended to provide that, during the Restricted Period, no Holder shall effect any public sale, public distribution (including sales pursuant to Rule 144 under the Securities Act), or public offering of any Holder's shares or of any other capital stock or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the seven days before and the 180-day period or other period designated by the underwriter after the effective date of an underwritten public offering or a secondary offering of the Lender Securities (except as part of any such registration), unless the underwriters managing such registration agree otherwise in writing;

     2. LIMITATIONS. The waiver agreed to herein is strictly limited to the matters specified in Section 1 hereof and shall not extend nor be deemed to extend to any other grant of rights or the entry into and performance of any other agreement prohibited by the RRA, and shall not impair, restrict or limit any right or remedy of the Stockholders under the RRA.

     3. EFFECTIVENESS. Except as specifically amended herein, the terms, provisions and conditions of the RRA shall remain in full force and effect. This Waiver shall be effective from and after the date the Financing is consummated and shall be enforceable against the signatories hereto (presuming the consummation of the Financing) upon execution and delivery hereof by the parties required for the effective amendment of the RRA pursuant to Section 10(c) of the RRA.

     4. COUNTERPARTS. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Waiver by facsimile shall have the same force and effect as the delivery of an original executed counterpart of this Waiver.

     5. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Waiver by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns.

     6. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and the Stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                    [Signatures appear on the following page]

     IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment to Third Amended and Restated Registration Rights Agreement as of the date first written above.

NORTH AMERICAN TECHNOLOGIES                     CRESTVIEW CAPITAL MASTER, LLC
GROUP, INC.

  By: /s/ Neal Kaufman
      ----------------
      Neal Kaufman, Chief Executive Officer      By:
                                                    --------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
                                                       -----------------------


MIDSUMMER INVESTMENT, LTD.                      SPONSOR INVESTMENTS, LLC
By Midsummer Capital, LLC, Investment           By Herakles Investments, Inc.,
Manager                                         Managing Member

By:                                              By:
   ---------------------------------------          ---------------------------
Name:                                            Name:
     -------------------------------------            -------------------------
Title:                                           Title:
      ------------------------------------             ------------------------


OPUS 5949 LLC                                   TOIBB INVESTMENT LLC
By Sammons VPC, Inc., Managing Member           By Toibb Management LLC, Manager

By:                                              By:
   ---------------------------------------          ---------------------------
Name:                                            Name:
     -------------------------------------            -------------------------
Title:                                           Title:
      ------------------------------------             ------------------------


                                                SCOTT M. AND CHERYL L. HERGOTT
MICHAEL TOIBB, INDIVIDUALLY                     LIVING TRUST

                                                 By:
------------------------------------------          ---------------------------

                                                    ---------------------------

                                                 Names:
                                                      -------------------------

                                                      -------------------------
                                                 Title:
                                                       ------------------------


ASTRAEA INVESTMENT
MANAGEMENT, L.P.
                                                BIG BEND XI INVESTMENTS, LTD.

By:                                              By:
   ---------------------------------------          ---------------------------
Name:                                            Name:
     -------------------------------------            -------------------------
Title:                                           Title:
      ------------------------------------             ------------------------


HLT FFT, LLC                                    HERAKLES INVESTMENTS, INC.
By Toibb Management LLC, Manager
By:                                              By:
   ---------------------------------------          ---------------------------
Name:                                            Name:
     -------------------------------------            -------------------------
Title:                                           Title:
      ------------------------------------             ------------------------

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ISLANDIA, LP                                    RICHARD KIPHART, INDIVIDUALLY
BY JOHN LANG, INC., GENERAL PARTNER

By:                                             -------------------------------
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


                                                ENABLE GROWTH PARTNERS, LP

                                                BY:
                                                   ----------------------------
                                                NAME:
                                                     --------------------------
                                                TITLE:
                                                      -------------------------


ENABLE OPPORTUNITY PARTNERS, LP                 PIERCE DIVERSIFIED STRATEGY
                                                MASTER FUND LLC, ENA

By:                                              By:
   ---------------------------------------          ---------------------------
Name:                                            Name:
     -------------------------------------            -------------------------
Title:                                           Title:
      ------------------------------------             ------------------------

  CHRISTOPHER BANCROFT, INDIVIDUALLY              CHARLES JARVIE, INDIVIDUALLY

  ---------------------------------
                                                  -----------------------------

  MICHAEL JORDAN, INDIVIDUALLY                    DAVID KELLOGG, INDIVIDUALLY

  ---------------------------------               -----------------------------


  PAT LONG, INDIVIDUALLY                          DAVID PASAHOW, INDIVIDUALLY

  ---------------------------------               -----------------------------


  JOHN M. PIGOTT, INDIVIDUALLY                    PAUL POTTINGER, INDIVIDUALLY

  ---------------------------------               -----------------------------

  GOH YONG SIANG, INDIVIDUALLY

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